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                                                                  EXECUTION COPY

                          EL PASO ENERGY PARTNERS, L.P.

                             2,250,000 Common Units

                     Representing Limited Partner Interests

                             Underwriting Agreement



                                                              New York, New York
                                                                  March 20, 2001

SALOMON SMITH BARNEY INC.
UBS WARBURG LLC
As Representatives of the several Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         El Paso Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the "Partnership") of which El Paso Energy Partners Company, a Delaware corporation (the "General Partner"), is the general partner, proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 2,250,000 common units ("Firm Units") representing limited partner interests in the Partnership ("Common Units") (said Firm Units to be issued and sold by the Partnership being hereinafter called the "Underwritten Securities"). The Partnership also proposes to grant to the Underwriters an option to purchase up to 337,500 additional Common Units to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Execution Time with respect to the Registration Statement and on or before the issue date of the Prospectus with respect to the Prospectus, including any amendments and supplements thereto, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof. Any reference to the Registration Statement or the Prospectus followed by the parenthetical phrase "(exclusive of any supplements thereto)" or any similar parenthetical phrase shall be deemed to mean such document, exclusive of any amendment or supplement which is filed after the Execution Time (with respect to the Registration Statement) or after the issue date of the Prospectus (with respect to the Prospectus).

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         1. Representations and Warranties. Each of the Partnership and the
General Partner represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                  (a) The Partnership has prepared and filed with the Commission a registration statement (file number 333-85987) on Form S-1, including a related base prospectus, for registration under the Act of the offering and sale of the Securities, and an Amendment No. 1 thereto on Form S-3. At the time of the filing of such Amendment No. 1 and on the Effective Date of such Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Partnership may have filed one or more additional amendments and supplements to the Registration Statement, including a related prospectus supplement, each of which has previously been furnished to you. The Partnership will next file with the Commission a final prospectus supplement to the base prospectus in the form included in such Registration Statement, together with such base prospectus, in accordance with Rules 430A and 424(b). The Partnership has included in such Registration Statement, as amended and supplemented at the Effective Date or the issue date of the Prospectus, as applicable, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such Registration Statement. As filed, such final prospectus supplement and base prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (as amended or supplemented to such date) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership and the General Partner make no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus.

                  (c) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case as described in the Registration Statement and the Prospectus, and has been qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

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                  (d) The General Partner has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and the Prospectus, and has been qualified or registered to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or subject the limited partners of the Partnership to any material liability or disability.

                  (e) The General Partner is the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 31, 2000 (as amended, the "Partnership Agreement"), which Partnership Agreement, at or before the Closing Date, has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to Enforceability Exceptions; the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (f) The General Partner, EPEC Deepwater Gathering Company ("EPEC"), Sabine River Investors I, L.L.C. ("Sabine I") and Sabine River Investors II, L.L.C. ("Sabine II") own limited partner interests in the Partnership represented by 8,953,764 Common Units and [___] Series B Preference Units; all of such Common Units and Series B Preference Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Risks Inherent in an Investment in Our Limited Partner Interests. You may not have limited liability in the circumstances described below and may be liable for the return of distributions that cause our liabilities to exceed our assets") (hereinafter referred to as "Risk Factors-Limited Liability"); and the General Partner and its affiliates own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (g) As of the Execution Time, the Partnership's authorized and outstanding partnership interests are as set forth in the Prospectus; the partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; all of the outstanding Common Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Limited Liability") and are free of any preemptive or similar rights, except as otherwise set forth in the Partnership Agreement; the Securities and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Limited Liability") and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Underwriters will acquire the Securities free and clear of any lien, adverse claim, security interest, equity or other encumbrance; and,

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         except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than Existing Commitments.

                  (h) All of the issued and outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and are owned by DeepTech International Inc. ("DeepTech "), free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for Permitted Encumbrances. DeepTech is an indirect, wholly-owned subsidiary of El Paso Energy Corporation.

                  (i) As of the Execution Time, the entities listed on Annex A are the only Subsidiaries of the Partnership. All of the outstanding shares of capital stock, limited partner interests, general partner interests or limited liability company interests of each of the Partnership's Subsidiaries have been duly and validly authorized and issued and are fully paid and (except (i) as required to the contrary by the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act and (ii) with respect to any general partner interests) nonassessable, and, except as otherwise set forth in the Prospectus (exclusive of any supplement) are owned by the Partnership, directly or indirectly through one or more wholly-owned subsidiaries, or the General Partner, free and clear of any lien, adverse claim, security interest or other encumbrance, other than Permitted Encumbrances.

                  (j) Each of the Partnership's Subsidiaries has been duly formed or incorporated and is validly existing as a corporation, limited partnership, general partnership or limited liability company in good standing (other than Viosca Knoll Gathering Company) under the laws of the jurisdiction in which it is chartered or organized, with full entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a corporation, limited partnership, general partnership or limited liability company and is in good standing under the laws of each jurisdiction listed on Annex B, which are the only jurisdictions which require such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (k) There is no material franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; the statements in the Prospectus under the headings "Description of Limited Partner Interests," "Certain Other Partnership Agreement Provisions," and "Income Tax Considerations," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (l) This Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner and constitutes a valid and binding obligation of the Partnership and the General Partner enforceable against the Partnership and the General Partner in accordance with its terms, subject to Enforceability Exceptions.

                  (m) Each of the Partnership and the General Partner is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be (i) an "investment company" as defined in the Investment Company Act

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         of 1940, as amended or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

                  (n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required by the New York Stock Exchange or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of its Subsidiaries or the General Partner is a party or bound or to which its or their property is subject, or (iii) to the knowledge of the General Partner and the Partnership, any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (p) No holders of securities of the Partnership have rights to the registration of such securities under the Registration Statement except for such rights (i) of the General Partner and its affiliates in
         Section 6.14 of the Partnership Agreement; (ii) of EPEC and its successors pursuant to the Registration Rights Agreement between EPEC and the Partnership which was executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company; and (iii) of Crystal Gas Storage, Inc. pursuant to the Registration Rights Agreement between Crystal Gas Storage, Inc and the Partnership which was executed in connection with the acquisition by the Partnership of the Crystal storage facilities,
         (a) the General Partner, EPEC, Sabine I and Sabine II have agreed not to exercise their rights with respect to such securities in connection with the offering of Securities for 90 days hereafter pursuant to letter agreements of even date herewith, and (b) the partnership interests held by the General Partner, EPEC, Sabine I and Sabine II are subject to Permitted Encumbrances, the holders of which have not waived such rights.

                  (q) The consolidated historical financial statements and schedules of the Partnership and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and changes in financial position of the Partnership and its Subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data

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         set forth under the caption "Selected Historical Consolidated Financial
         Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

                  (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or the General Partner or its or their property is pending or, to the knowledge of the Partnership or the General Partner, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or
         (ii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement or the Prospectus (exclusive of any supplement thereto).

                  (s) Each of the Partnership and its Subsidiaries and the General Partner owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where the lack of such ownership or leasing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (t) None of the Partnership, any of its Subsidiaries or the General Partner is in violation or default of (i) any provision of its partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or, to the knowledge of the General Partner and the Partnership, any other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) to knowledge of the General Partner and the Partnership, any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or such Subsidiary or the General Partner or any of its properties, as applicable, except, in the case of (ii) and
         (iii), where such violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (u) To the knowledge of the General Partner and the
         Partnership: PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Partnership and Neptune Pipeline Company, L.L.C., and delivered their report with respect to the audited consolidated financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public accountants with respect to the Partnership and Neptune Pipeline Company, L.L.C. within the meaning of the Act and the applicable published rules and regulations thereunder; Deloitte & Touche LLP, who have certified certain financial statements of Western Gulf Holdings, L.L.C. and delivered their report with respect to the audited consolidated financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public accountants with respect to Western Gulf Holdings, L.L.C. within the meaning of the Act and the applicable published rules and regulations thereunder; Arthur Andersen LLP, who have certified certain financial statements of Poseidon Oil Pipeline Company, L.L.C. and delivered their report with respect to the audited financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public

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         accountants with respect to Poseidon Oil Pipeline Company, L.L.C.
         within the meaning of the Act and the applicable published rules and regulations thereunder; and KPMG LLP, who have certified certain financial statements of First Reserve Gas Company and subsidiaries, Petal Gas Storage Company, and Crystal Properties & Trading Company and delivered their report with respect to the audited combined financial statements and schedules included in or incorporated by reference into the Prospectus, are independent public accountants with respect to First Reserve Gas Company and subsidiaries, Petal Gas Storage Company, and Crystal Properties & Trading Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (v) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

                  (w) Each of the Partnership, its Subsidiaries and the General Partner has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business), except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (x) No labor problem or dispute with the employees of the Partnership or any of its Subsidiaries or the General Partner exists or is threatened or imminent, and neither the Partnership nor the General Partner is aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (y) [Intentionally omitted]

                  (z) Except as contemplated in the documents under which Permitted Encumbrances arise, no Subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's capital stock, limited liability company interests or other equity interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other Subsidiary of the Partnership, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

                  (aa) Each of the Partnership, its Subsidiaries and the General Partner (i) possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and (ii) has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, in the case of (i) and (ii) singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, or otherwise, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (bb) Except as otherwise set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), such as are not material to the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, or as do not materially interfere with ownership or benefits of ownership of such properties, taken as a whole, and except for Permitted Encumbrances, the Partnership and its Subsidiaries have good and defensible title to their interests in their oil and gas properties.

                  (cc) The information which was supplied by the Partnership to Netherland, Sewell & Associates, Inc. ("Netherland & Sewell"), independent petroleum engineers, for purposes of evaluating the oil and gas reserves of the Partnership and its subsidiaries as of December 31, 1999, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was, to the knowledge of the General Partner and the Partnership, true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices, as indicated in the letter of Netherland & Sewell dated February 21, 2000 (the "Netherland & Sewell Letter"); to the General Partner's and the Partnership's knowledge, Netherland & Sewell was, as of the date of the Netherland & Sewell Letter, and is, as of the date hereof, independent with respect to the Partnership and its Subsidiaries; other than normal production of the reserves and intervening spot market product price fluctuations, the Partnership is not aware of any facts or circumstances that would result in a materially adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Netherland & Sewell Letter and the reserve report referenced therein; estimates of such reserves and present values as described in the Prospectus and reflected in the Netherland & Sewell Letter and the reserve report referenced therein comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Act.

                  (dd) Each of the Partnership and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) Each of the Partnership and the General Partner and their respective affiliates has not taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

                  (ff) To the knowledge of the General Partner and the Partnership, the Partnership, its Subsidiaries and the General Partner are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non- compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus (exclusive of any supplement thereto), to the knowledge of the General Partner and the Partnership, none of the Partnership, any of its Subsidiaries or the General Partner have been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  (gg) In the ordinary course of its business, the Partnership periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (hh) Each of the Partnership, its Subsidiaries and the General Partner has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Partnership, its Subsidiaries and the General Partner are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Partnership, its Subsidiaries and the General Partner have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                  (ii) [Intentionally deleted.]

                  (jj) Each of the Partnership, its Subsidiaries and the General Partner has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except for such rights-of-way which, if not obtained, would, singly or in the aggregate, be expected not to have a have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its

         Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; each of the Partnership, its Subsidiaries and the General Partner has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of- way, except for such revocations, terminations and impairments that would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, subject in each case to such qualifications as may be set forth in the Prospectus; and except as set forth in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries considered as a whole.

                  (kk) Except as disclosed in the Registration Statement and the Prospectus, each of the Partnership and the General Partner (i) does not have any material lending relationship with any bank or lending affiliate of the Representatives and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Representatives.

                  (ll) Since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), as of the Execution Time, (i) there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) there has been no material adverse effect on the capital stock or in the long-term debt of the Partnership or any of its Subsidiaries or the General Partner and (iii) neither the Partnership nor any of its Subsidiaries nor the General Partner has incurred any material liability or obligation, direct or contingent, except for liability for indebtedness incurred in the ordinary course of business.

                  Any certificate signed by any officer of the General Partner on behalf of the Partnership or by the General Partner on its own behalf and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership or the General Partner, as applicable, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $29.68 per Common Unit, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 337,500 Option Securities at the same purchase price per Common Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of

         Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Common Units.

         3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on March 23, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Securities (at the expense of the Partnership) to the Representatives through the facilities of the Depository Trust Company on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Securities occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         5. Agreements. Each of the Partnership and the General Partner agrees with the several Underwriters that:

                  (a) Each of the Partnership and the General Partner will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement (other than (i) a Current Report on Form 8-K containing only this Agreement and (ii) a prospectus supplement containing Rule 430A Information) unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object; provided that your consent shall not be unreasonably withheld or delayed. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the

         Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus, or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Partnership and the General Partner will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Partnership promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
         Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Partnership will make generally available to its security holders and to the Representatives a consolidated earnings statement or statements, which need not be audited, of the Partnership and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) The Partnership and the General Partner will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) Each of the Partnership, the General Partner, EPEC, Sabine I and Sabine II will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, the General Partner, EPEC, Sabine I, Sabine II or any of their subsidiaries or controlled affiliates, or any person in privity (with respect to the Common Units) with the Partnership, the General Partner, EPEC, Sabine I, Sabine II or any of their respective affiliates, of), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 90 days after the Execution Time; provided, however, that the Partnership may issue and sell Common Units pursuant to any employment agreement or other employment arrangement, employee option plan, ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and the Partnership may issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; and provided, further, that the foregoing shall not prohibit (i) the Partnership or EPEC from transferring their Common Units to Sabine I or Sabine II, or (ii) Sabine I or Sabine II from pledging any Common Units now or hereafter owned by them, or a parent of such entities from pledging its interest in such entities, to secure certain loans to such entities in connection with any financing arrangements to which such entities are parties, as amended or otherwise modified from time to time, or the disposition of any such pledged Common Units, or any interest in such entities, in connection with the exercise by the lender of any remedies as a secured party.

                  (g) None of the Partnership, the General Partner or any of their respective affiliates will take, directly or indirectly, any action designed to or which constitutes or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership and the General Partner contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership and the General Partner made in any certificates pursuant to the provisions hereof, to the performance by each of the Partnership and the General of its obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Partnership shall have requested and caused Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Partnership and the General Partner, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) each of the Partnership and its Subsidiaries has
                  been duly formed or incorporated and is validly existing as a partnership, corporation or limited liability company and in good standing (other than Viosca Knoll Gathering Company) under the laws of the jurisdiction in which it is formed, chartered or organized, with full partnership, corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

                           (ii) each of the Partnership and its Subsidiaries
                  (other than Viosca Knoll Gathering Company) is duly qualified or registered to do business as a foreign limited partnership, corporation or limited liability company, as the case may be, and, based solely on the various certificates from public officials of Texas, Louisiana and Alabama (the "Good Standing Certificates"), is in good standing as a foreign limited partnership, corporation or limited liability company authorized to do business in the respective jurisdictions listed on Annex B, which, to counsel's knowledge, are the only jurisdictions (other than offshore in the Gulf of Mexico) in which the businesses of the Partnership and its Subsidiaries or their respective ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, be likely in the reasonable judgment of such counsel to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

                           (iii) the General Partner has been duly incorporated
                  and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties, to conduct its business and to act as general partner of the Partnership, as described in the Registration Statement and the Prospectus, and has been duly qualified or registered as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction listed opposite its name on Annex B, which, to the knowledge of such counsel, are the only jurisdictions (other than offshore in the Gulf of Mexico) in which the businesses of the General Partner or its ownership or leasing of property requires such qualification, other than any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or would be reasonably expected, in the reasonable judgment of such counsel, to subject the limited partners of the Partnership to any material liability or disability;

                           (iv) the General Partner is the sole general partner
                  of the Partnership and owns (of record) a 1.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued to the General Partner in accordance with the Partnership Agreement, which Partnership Agreement, at or before the Closing Date, has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to Enforceability Exceptions; other than Permitted Encumbrances, the General Partner owns such general partner interest free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Texas;

                           (v) the General Partner, EPEC, Sabine I and Sabine II
                  own (of record) limited partner interests in the Partnership represented by 8,953,764 Common Units; all of such Common Units and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Limited Liability"); other than Permitted Encumbrances, the General Partner, EPEC, Sabine I and Sabine II own such limited partner interests free and clear of any lien, adverse claim, security interest or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the General Partner, EPEC, Sabine I or Sabine II as debtor is on file in the office of the Secretary of State of the State of Texas;

                           (vi) all of the issued and outstanding shares of
                  capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and other than Permitted Encumbrances, are owned by DeepTech free and clear of any lien, adverse claim, security interest, equity or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming DeepTech as debtor is on file in the office of the Secretary of State of the State of Texas; DeepTech is an indirect, wholly- owned subsidiary of El Paso Corporation;

                           (vii) all the outstanding shares of capital stock,
                  limited liability company interests or other equity interests of each Subsidiary have been duly and validly authorized and issued and are (except with respect to partnership interests) fully paid and (except (i) as provided to the contrary by the Delaware Limited Liability Company Act or (ii) with respect to partnership interests) nonassessable, and, except as otherwise set forth in the Prospectus (exclusive of any supplement) are owned by the Partnership directly or indirectly through one or more Subsidiaries or the General Partner, other than Permitted Encumbrances, free and clear of any security interest, claim, lien or other encumbrance of record in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Partnership or the General Partner as debtor is on file in the office of the Secretary of State of the State of Texas;

                           (viii) the Partnership's authorized and outstanding
                  partnership interests are, to the knowledge of such counsel, as set forth in the Prospectus; the partnership interests of the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Prospectus; all of the outstanding Common Units and the limited partner interests represented thereby have been duly and validly authorized and issued, are fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Limited Liability") and are free of any preemptive or similar rights, except as set forth in the Partnership Agreement; the Securities and the limited partner interests represented thereby have been duly and validly authorized and, when issued, delivered and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "Risk Factors-Limited Liability") and free of any preemptive rights or similar rights, except as set forth in the Partnership Agreement, and the Underwriters will acquire the Securities free and clear of any lien, adverse claim, security interest or other encumbrance; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership are outstanding, other than Existing Commitments.

                           (ix) to the knowledge of such counsel: (a) there is
                  no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its Subsidiaries or the General Partner or its or their property of a character required to be disclosed in the Prospectus which is not adequately disclosed in the Prospectus, except those that (i) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would not be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); (b) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and (c) the statements included or incorporated by reference in the Prospectus under the headings "Description of Limited Partner Interests", "Certain Other Partnership Agreement Provisions", and "Income Tax Considerations", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                           (x) the Registration Statement has become effective
                  under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                           (xi) this Agreement has been duly authorized,
                  executed and delivered by each of the Partnership and the General Partner, and constitutes a valid and binding obligation of the Partnership and the General Partner enforceable against the Partnership and the General Partner in accordance with its terms, subject to Enforceability Exceptions;

                           (xii) each of the Partnership and the General Partner
                  is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended;

                           (xiii) to the knowledge of such counsel, no consent,
                  approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required by the New York Stock Exchange or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals as have been obtained;

                           (xiv) none of (a) the issue and sale of the
                  Securities, (b) the consummation of any other of the transactions herein contemplated and (c) the fulfillment of the terms hereof will conflict with, or result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or its Subsidiaries or the General Partner pursuant to, (i) the partnership agreement, limited liability company agreement, charter, by-laws or similar organizational document of the Partnership or any of its Subsidiaries or the General Partner, as applicable, (ii) the terms of any Material Agreement, or
                  (iii) to such counsel's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Partnership or any of its Subsidiaries or the General Partner of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Partnership or any of its Subsidiaries or the General Partner or any of its or their properties, except, in the case of (ii) or (iii), where such conflict, breach, violation or imposition would not, individually or in the aggregate, be likely to have, in the reasonable judgment of such counsel, a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and

                           (xv) to the knowledge of such counsel, no holders of
                  securities of the Partnership have rights to the registration of Common Units under the Registration Statement except for the rights (i) of the General Partner and its affiliates and successors in Section 6.14 of the Partnership Agreement, (ii) of EPEC and its successors pursuant to the Registration Rights Agreement between EPEC and the Partnership which was executed in connection with the acquisition by the Partnership of an additional interest in Viosca Knoll Gathering Company and
                  (iii) of Crystal Gas Storage, Inc. pursuant to the Registration Rights Agreement between Crystal Gas Storage, Inc and the Partnership which was executed in connection with the acquisition by the Partnership of the Crystal storage facilities; provided, however, that with respect to (i) and
                  (ii) above, (a) the General Partner, EPEC, Sabine I and Sabine II have agreed not to exercise their rights with respect to such securities in connection with the offering of Securities for 90 days hereafter pursuant to letter agreements of even date herewith, and (b) the Common Units held by the General Partner, EPEC, Sabine I and Sabine II are subject to Permitted Encumbrances, the holders of which have not waived such rights.

         Such counsel shall also state that although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and the Prospectus, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe: (i) that the Registration Statement, at the Effective Date or Execution Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Prospectus).

         In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, of which a copy of any such opinion shall be delivered to the Underwriters, (B) rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials, (C) assume that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (D) state that their opinion is limited to federal laws, the Delaware Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and Texas law, (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Partnership, the limited partners of the Partnership or the General Partner may be subject and (F) state that their opinion is furnished as counsel for the Partnership and the General Partner to you, as Representatives of the several Underwriters, and is solely for the benefit of the several Underwriters. References to the Registration Statement and the Prospectus in this paragraph (b) include any amendments and supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Partnership and the General Partner shall have furnished to the Representatives a certificate of the Partnership and the General Partner, as applicable, signed by any officer holding a position of at least Senior Vice President and the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the
                  Partnership and the General Partner, as applicable, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date (except
                  (i) to the extent that a representation or warranty is given as of a specific date, in which case such representation or warranty shall be given as of such date and (ii) to the extent that a representation or warranty refers to the Prospectus, such representation or warranty shall be deemed to refer to the Prospectus as of the Closing Date) and each of the Partnership and the General Partner, as applicable, has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Partnership's or the General Partner's knowledge, threatened; and

                           (iii) since the respective dates as of which
                  information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto): (i) there has been no event which would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (ii) there has been no material adverse effect on the limited partner interests or in the long-term debt of the Partnership or any of its Subsidiaries or the General Partner and (iii) none of the Partnership, any of its Subsidiaries or the General Partner has incurred any material liability or obligation, direct or contingent, which would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Partnership or its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

                  (e) The Company shall have requested and caused PricewaterhouseCoopers LLP, at the Execution Time and at the Closing Date, and shall have requested Arthur Andersen LLP, Deloitte & Touche LLP and KPMG LLP, at the Closing Date, to have furnished to the Representatives letters, dated as of the Execution Time and as of the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder with respect to the Partnership, Partnership Subsidiary or Partnership joint venture whose financial statements they have respectively audited and containing the information and statements of the type ordinarily included in accountants' "comfort letters" to the Representatives with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been, other than as disclosed in or contemplated by the Registration Statement or the Prospectus, (i) (A) since September 30, 2000, any increase in the short term or long term debt of the Partnership and its Subsidiaries, any change in the capitalization of the Partnership or any decrease in the partners' capital of the Partnership as compared with the amounts shown on the September 30, 2000 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or (B) for the period from October 1, 2000 to the Execution Time, any decrease, as compared with the corresponding period in the preceding year, in operating revenues, operating income, adjusted EBITDA (as defined in the Prospectus), or in total or per Common Unit amounts of net income of the Partnership and its Subsidiaries, or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (g) Prior to the Closing Date, the Partnership and the General Partner shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) At the Execution Time, the Partnership shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives, from each of the Partnership, the General Partner, EPEC, Sabine I and Sabine II addressed to the Representatives, confirming the agreements described in Section 5(f) hereof.

                  (j) The Partnership shall have requested and caused Netherland & Sewell to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

                  (k) The Partnership shall have requested and caused in-house counsel for the Partnership and the General Partner to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that neither the Partnership nor the General Partner is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Andrews & Kurth L.L.P., counsel for the Underwriters, at 600 Travis, Suite 4200, Houston, Texas 77002 on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated (other than by reason of a default or breach by any of the Underwriters or because of any termination pursuant to Section 10 hereof) because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof, the Partnership will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out- of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8. Indemnification and Contribution. (a) Each of the Partnership and the General Partner, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership and the General Partner will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this
Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Partnership or the General Partner may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Partnership and the General Partner, each of the directors of the General Partner, each of the officers of the General Partner who signs the Registration Statement, and each person who controls the Partnership or the General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership and the General Partner to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each of the Partnership and the General Partner acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the General Partner and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Partnership, the General Partner and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the General Partner on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership, the General Partner and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership and the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership and the General Partner shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership and the General Partner on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership and the General Partner, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership or the General Partner. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and the General Partner and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Partnership's Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership, the General Partner or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or the General Partner or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership or the General Partner, will be mailed, delivered or telefaxed to El Paso Energy Partners, L.P., El Paso Building, 1001 Louisiana, Houston, Texas 77002, Attention: Chief Financial Officer (fax no.:
(713) 420-5602) and confirmed to it at El Paso Energy Partners, L.P., El Paso Building, 1001 Louisiana, Houston, Texas 77002, attention of the Legal Department.

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Credit Agreement" shall mean the Fourth Amended and Restated Credit Agreement among the Partnership, El Paso Energy Partners Finance Corporation, the several lenders from time to time parties thereto, Credit Lyonnais, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, dated as of

         March 23, 1995, as amended and restated through September 30, 2000, and the collateral documents related thereto.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Enforceability Exceptions" shall mean (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Existing Commitments" shall mean options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership interests or ownership interests in the Partnership included or described in any of the Partnership Agreement and employee or non-employee director option plans, employment agreements and other employment arrangements to which the Partnership, the General Partner or their affiliates are party with respect to the Partnership.

                  "Material Agreements" shall mean the agreements, contracts and other similar documents filed as exhibits to the Registration Statement, the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, or the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, or the Partnership's Current Reports on Form 8-K prior to the Execution Time.

                  "Permitted Encumbrances" shall mean any lien, adverse claim, security interest or other interest created in connection with or permitted under (i) the Credit Agreement, (ii) the credit agreement to which Deepwater Holdings, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 50% membership interest, is party, and the collateral documents related thereto, (iii) the credit agreement to which Poseidon Oil Pipeline Company, L.L.C., a Delaware limited liability company in which a Subsidiary of the Partnership owns a 36% membership interest, is party, and the collateral documents related thereto, (iv) the financing arrangements to which Sabine I and Sabine II are parties, (v) the credit agreement to which Argo, L.L.C., a Delaware limited liability company and a wholly owned indirect subsidiary of the Partnership, is party, and the collateral documents related thereto, and (vi) the indenture into which the Partnership entered on May 27, 1999, as amended and supplemented.

                  "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the base prospectus included in the Registration Statement at the Effective Date, together with such base prospectus, that describes the Securities and the offering thereof, is filed pursuant to Rule 424(b) and is used prior to the filing of the Prospectus.

                  "Prospectus" shall mean the prospectus supplement to the base prospectus included in the Registration Statement at the Effective Date, together with such base prospectus, that describes the Securities and the offering thereof, and that is first filed pursuant to Rule 424(b) after the Execution Time.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "Subsidiary" of any person or entity means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person or entity (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership, the General Partner and the several Underwriters.

                                          Very truly yours,

                                          EL PASO ENERGY PARTNERS, L.P.

                                          By: D. Mark Leland

                                          /s/ D. Mark Leland
                                          --------------------------------------
                                          Name: D. Mark Leland
                                          Title: Senior Vice President and
                                          Controller



                                          EL PASO ENERGY PARTNERS COMPANY

                                          By: D. Mark Leland

                                          /s/ D. Mark Leland
                                          --------------------------------------
                                          Name: D. Mark Leland
                                          Title: Senior Vice President and
                                          Controller


         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

                                          SALOMON SMITH BARNEY INC.
                                          UBS WARBURG LLC

                                          By: Salomon Smith Barney Inc.

                                          /s/ John Ciolek
                                          --------------------------------------
                                          Name: John Ciolek
                                          Title: Vice President

                                          For themselves and the other several
                                          Underwriters named in Schedule I to
                                          the foregoing Agreement.

                                     ANNEX A

                                  SUBSIDIARIES

1.       Argo, L.L.C.
2.       Argo I, L.L.C.
3.       Argo II, L.L.C.
4.       Crystal Holding, L.L.C.
5.       Crystal Properties and Trading Company, L.L.C.
6.       Delos Offshore Company, L.L.C.
7.       El Paso Energy Partners Deepwater, L.L.C.
8.       El Paso Energy Partners Finance Corporation
9.       El Paso Energy Partners Oil Transport, L.L.C.
10.      El Paso Energy Partners Operating Company, L.L.C.
11.      Ewing Bank Gathering Company, L.L.C.
12.      First Reserve Gas, L.L.C.
13.      Flextrend Development Company, L.L.C.
14.      Green Canyon Pipe Line Company, L.P.
15.      Hattiesburg Gas Storage Company
16.      Hattiesburg Industrial Gas Sales Company, L.L.C.
17.      Petal Gas Storage Company, L.L.C.
18.      Poseidon Pipeline Company, L.L.C.
19.      VK Deepwater Gathering Company, L.L.C.
20.      Viosca Knoll Gathering Company, L.L.C.
21.      VK-Main Pass Gathering Company, L.L.C.

                                     ANNEX B

                                                JURISDICTION               OTHER JURISDICTIONS IN WHICH
ENTITY NAME                                     OF FORMATION               ENTITY IS QUALIFIED TO DO BUSINESS
-----------                                     ------------               ----------------------------------
El Paso Energy Partners, L.P.                   Delaware                   Texas, Louisiana
El Paso Energy Partners Company                 Delaware                   Texas, Louisiana
Argo, L.L.C.                                    Delaware
Argo I, L.L.C.                                  Delaware
Argo II, L.L.C.                                 Delaware
Crystal Holding, L.L.C.                         Delaware
Crystal Properties and
   Trading Company, L.L.C.                      Delaware                   Mississippi
Delos Offshore Company, L.L.C.                  Delaware                   Texas, Louisiana
El Paso Energy Partners
   Deepwater, L.L.C.                            Delaware                   Texas, Louisiana
El Paso Energy Finance
   Corporation                                  Delaware                   Texas
El Paso Energy Partners
   Operating Company, L.L.C.                    Delaware                   Texas, Louisiana
El Paso Energy Partners Oil
   Transport, L.L.C.                            Delaware                   Texas, Louisiana
Ewing Bank Gathering Company,
   L.L.C.                                       Delaware                   Texas, Louisiana
First Reserve Gas, L.L.C.                       Delaware                   Mississippi
Flextrend Development Company,
   L.L.C.                                       Delaware                   Texas, Louisiana, Alabama
Green Canyon Pipe Line
   Company, L.P.                                Delaware                   Texas, Louisiana, Alabama
Hattiesburg Gas Storage Company                 Delaware                   Mississippi
Hattiesburg Industrial Gas
   Sales Company, L.L.C.                        Delaware                   Mississippi
Petal Gas Storage Company, L.L.C.               Delaware                   Mississippi
Poseidon Pipeline Company, L.L.C.               Delaware                   Texas
Viosca Knoll Gathering Company                  Delaware                   Texas, Louisiana
VK-Main Pass Gathering
   Company, L.L.C.                              Delaware                   Texas, Louisiana, Alabama
VK Deepwater Gathering
   Company, L.L.C.                              Delaware                   Texas

                                   SCHEDULE I

                                                                 Number of Underwritten
                           Underwriters                        Securities to be Purchased
                           ------------                        --------------------------
         Salomon Smith Barney Inc.                                      1,125,000
         UBS Warburg LLC                                                1,125,000
                                                                        ---------

         Total                                                          2,250,000